Exhibit 99.1

TRIBUNE PUBLISHING COMPANY REPORTS FIRST QUARTER 2021 RESULTS

Digital content revenues increased 66% year-over-year
Exceeded previous guidance for First Quarter Revenue and Adjusted EBITDA

CHICAGO, May 6, 2021 (GLOBE NEWSWIRE) - Tribune Publishing Company (NASDAQ: TPCO) today announced financial results for the first quarter ended March 28, 2021.

First Quarter 2021 Highlights:
•Exceeded previously provided guidance for first quarter revenue & Adjusted EBITDA
•Net income from continuing operations increased to $6.1 million, compared to a net loss of $49.0 million in the first quarter of 2020
•Adjusted EBITDA of $25.5 million, an increase of $15.9 million compared to the first quarter of 2020
•Total revenues of $173.6 million, down from $206.4 million in the first quarter of 2020 but reflecting continued improvement in the quarterly sequential trends
•Digital-only subscriber revenue increased 66% or $5.8 million and digital subscribers grew to 441,000 at the end of the first quarter 2021, compared to 370,000 at the end of the first quarter 2020

Terry Jimenez, Tribune Publishing Chief Executive Officer and President, said, “Our first quarter performance and forward looking guidance provide us the confidence that our key strategies of driving strong digital growth while transforming the expense side of our business is translating into solid performance. We remain focused on building a sustainable, digital business and on streamlined cost management, and our results show the strategy is working. As a result of our actions, we acquired 71,000 new digital subscribers over the prior year quarter and generated $25.5 million in Adjusted EBITDA, an increase of $15.9 million over the first quarter of 2020. We exited the quarter with a sound balance sheet, including more than $250 million in total cash, no debt and nearly a $60 million year-over-year decrease in long-term liabilities."

“We remain cautious about the continuing impact and duration of the pandemic and we continue our efforts to reduce our cost structure, particularly our fixed costs, including real estate and other infrastructure. We believe that a continuing focus on cost management, coupled with substantial growth in our digital subscription revenue, has positioned the company to succeed in a post-pandemic future. We also believe that the digital investments we have made and continue to make in our digital infrastructure, our data and analytics and digital subscriber teams as well as thoughtful newsroom investments have positioned us for a sustainable and optimistic future. Additionally, as previously disclosed, our investment in BestReviews generated a significant $100 million cash pre-tax financial return for Tribune Publishing and thereby our shareholders in less than three years of ownership.”

First Quarter 2021 Results
First quarter 2021 total revenues were $173.6 million, down $32.9 million or 15.9% compared to $206.4 million for the first quarter 2020. Advertising revenues remain challenging and decreased 26.4%, or $20.3 million, in the three months ended March 28, 2021, compared to the same period for 2020, including a $2.0 million decline related to cars.com and forsalebyowner.com transition sales contracts which fully cycled in the second quarter of 2020. Circulation revenues decreased 2.7%, or $2.5 million, in the three months ended March 28, 2021, compared to the same period for 2020. Home delivery decreased $5.9 million and single copy decreased $2.3 million. These decreases were partially offset by an increase of $5.8 million in digital subscription revenue driven by an increased number of digital subscribers and higher subscriptions rates per subscriber. Other revenue declined $10.1 million or 25.6%, of which $1.7 million is related to transition services provided to the California properties in the prior year following the expiration of that agreement in the second quarter. Total revenues exceeded previously provided guidance by $1.6 million.

First quarter total operating expenses, including depreciation and amortization, were $165.1 million, down 39.2%, compared to $271.6 million in the first quarter of 2020. Spending declined in all categories, led by declines of $34.5 million or 35.8% in Compensation, $11.4 million or 15.3% in Outside Services and $4.1 million or 38.2% in Newsprint and Ink. In addition to the company’s ongoing strong cost management, including a focus on the reduction of fixed costs, the prior year expenses included an impairment charge of $51.0 million.

Net income from continuing operations was $6.1 million in the first quarter of 2021, an increase of $55.1 million compared to a net loss $49.0 million in the first quarter of 2020. Excluding the prior year impairment charge of $51.0 million, which was driven by COVID-19 and restructuring of real estate, net income from continuing operations increased $4.1 million.

Adjusted EBITDA was $25.5 million in the first quarter of 2021, an increase of 167.3% or $15.9 million compared to the first quarter of 2020. Adjusted EBITDA beat the top end of the previous guidance by $2.5 million.

For the quarter ended March 28, 2021, capital expenditures totaled $2.3 million. Cash balance at March 28, 2021, was $250.7 million, which includes $28.3 million of restricted cash reflected in long-term assets.

2021 Outlook
For the second quarter of 2021, the company expects total revenues between $172 million and $175 million and Adjusted EBITDA of $28 million to $30 million. For the full year 2021, the company is narrowing and increasing the range of its previous guidance for total revenues to between $685 million and $695 million and for Adjusted EBITDA between $114 million and $120 million.

Pending Acquisition by Alden Global Capital
As announced on February 16, 2021, Tribune Publishing has entered into a definitive merger agreement under which affiliates of Alden Global Capital (“Alden”) will acquire all of the outstanding shares of Tribune Publishing common stock not currently owned by Alden for $17.25 per share in cash. Tribune Publishing continues to expect the transaction to close in the second quarter of 2021, subject to, among other things, the approval of holders of two-thirds of Tribune common stock not owned by Alden, as well as other customary closing conditions. If the contemplated transaction closes, Tribune Publishing will become a privately held company, and its common stock will no longer be listed on any public market.

Conference Call Details
In light of the pending transaction, the company will not be holding a conference call.

Non-GAAP Financial Information
Adjusted EBITDA, Adjusted Operating Expenses, Adjusted Income (Loss) from continuing operations attributable to Tribune common stockholders, and Adjusted Diluted EPS are not measures presented in accordance with United States generally accepted accounting principles (“U.S. GAAP”) and Tribune Publishing’s use of the terms Adjusted EBITDA, Adjusted Operating Expenses, Adjusted Income (Loss) from continuing operations attributable to Tribune common stockholders, and Adjusted Diluted EPS may vary from that of others in the company’s industry. Adjusted EBITDA, Adjusted Operating Expenses, Adjusted Income (Loss) from continuing operations attributable to Tribune common stockholders, and Adjusted Diluted EPS should not be considered as an alternative to net income (loss), income from operations, operating expenses, net income (loss) per diluted share, revenues or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance or liquidity. Further information regarding Tribune Publishing’s presentation of these measures, including a reconciliation of Adjusted EBITDA, Adjusted Operating Expenses, Adjusted Income (Loss) from continuing operations attributable to Tribune common stockholders and Adjusted Diluted EPS to the most directly comparable U.S. GAAP financial measure, is included below in this press release.

Cautionary Statements Regarding Forward-looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based largely on our current expectations and reflect various estimates and assumptions by us. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward-looking statements. Such risks, trends and uncertainties, which in some instances are beyond our control, include, without limitation, the acquisition of the company by Alden Global Capital may not be completed in a timely manner or at all; the effect of the novel coronavirus (“COVID-19”) and related governmental and economic responses; circulation levels and audience shares; changes in advertising demand; competition and other economic conditions; our ability to develop and grow our online businesses; changes in newsprint price and availability; our ability to maintain data security and comply with privacy-related laws; economic and market conditions that could impact the level of our required contributions to the defined benefit pension plans to which we contribute; decisions by trustees under rehabilitation plans (if applicable) or other contributing employers with respect to multiemployer plans to which we contribute which could impact the level of our contributions; our ability to maintain effective internal control over financial reporting; concentration of stock ownership among our principal stockholders whose interest may differ from those of other stockholders; and other events beyond our control that may result in unexpected adverse operating results. For specific risks related to the COVID-19 pandemic, refer to Item 1A. Risk Factors in the most recently filed Quarterly Report on Form 10-Q. For more information about these and other risks, see Item 1A (Risk Factors) of the company’s most recent Annual Report on Form 10-K and in the company’s other reports filed with the Securities and Exchange Commission.

The words “believe,” “expect,” “anticipate,” “estimate,” “could,” “should,” “intend,” “may,” “will,” “plan,” “seek” and similar expressions generally identify forward-looking statements. However, such words are not the exclusive means for identifying forward-looking statements, and their absence does not mean that the statement is not forward looking. Whether or not any such forward-looking statements, in fact occur will depend on future events, some of which are beyond our control. Readers are cautioned not to place undue reliance on such forward-looking statements, which are being made as of the date of this press release. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Tribune Publishing Company
Tribune Publishing Company (NASDAQ: TPCO) is a media company rooted in award-winning journalism.  Headquartered in Chicago, Tribune Publishing operates local media businesses in eight markets with titles including the Chicago Tribune, New York Daily News, The Baltimore Sun, Hartford Courant, South Florida's Sun Sentinel and Orlando Sentinel, Virginia’s Daily Press and The Virginian-Pilot, and The Morning Call of Lehigh Valley, Pennsylvania. In addition to award-winning local media businesses, Tribune Publishing operates Tribune Content Agency and TheDailyMeal.com.

Our brands are committed to informing, inspiring and engaging local communities. We create and distribute content across our media portfolio, offering integrated marketing, media, and business services to consumers and advertisers, including digital solutions and advertising opportunities.

Investor Relations Contact:
Amy Bullis
312.222.2102
abullis@tribpub.com

Media Contact:
Max Reinsdorf
847.867.6294
mreinsdorf@tribpub.com

Source: Tribune Publishing
Exhibits:
Consolidated Statements of Income (Loss)
Consolidated Condensed Balance Sheets
Non-GAAP Reconciliations - Income (Loss) from Operations to Adjusted EBITDA
Non-GAAP Reconciliations - Total Operating Expenses to Adjusted Operating Expenses
Non-GAAP Reconciliations - Net income (loss) attributable to Tribune common stockholders to Adjusted Income (Loss) from continuing operations attributable to Tribune common stockholders and Adjusted Diluted EPS

TRIBUNE PUBLISHING COMPANY
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In thousands, except per share data)
(Unaudited)
Preliminary

	Three months ended
	March 28, 2021	March 29, 2020

Operating revenues	$173,554	$206,441

Compensation	61,759	96,268
Newsprint and ink	6,624	10,720
Outside services	63,200	74,585
Other operating expenses	28,284	30,154
Depreciation and amortization	5,242	8,813
Impairment	—	51,049
Total operating expenses	165,109	271,589
Income (loss) from operations	8,445	(65,148)
Interest expense, net	(144)	(30)
Other income, net	403	387
Income (loss) from continuing operations before income taxes	8,704	(64,791)
Income tax expense (benefit)	2,582	(15,811)
Net income (loss) from continuing operations	6,122	(48,980)
Plus: Income from discontinued operations, net of taxes	20,500	4,974
Net income (loss)	26,622	(44,006)
Less: Income (loss) attributable to noncontrolling interest ("NCI")	(413)	1,330
Net income (loss) attributable to Tribune common stockholders	$27,035	$(45,336)

Basic net income (loss) attributable to Tribune per common share:
Income (loss) from continuing operations	$0.17	$(1.35)
Income from discontinued operations	$1.27	$0.09
Basic net income (loss) attributable to Tribune per common share	$1.44	$(1.26)

Diluted net income (loss) attributable to Tribune per common share:
Income (loss) from continuing operations	$0.17	$(1.35)
Income from discontinued operations	$1.26	$0.09
Diluted net income (loss) attributable to Tribune per common share	$1.43	$(1.26)

Weighted average shares outstanding:
Basic	36,687	36,294
Diluted	37,023	36,294

TRIBUNE PUBLISHING COMPANY
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)
(Unaudited)
Preliminary

	March 28, 2021	December 27, 2020
Assets
Current assets
Cash	$222,409	$98,862
Accounts receivable, net	59,548	73,866
Inventories	5,331	4,055
Prepaid expenses and other current assets	16,107	18,344
Current assets related to discontinued operations	234	111,239
Total current assets	303,629	306,366
Property, plant and equipment, net	44,920	48,325
Other assets
Goodwill	28,146	28,146
Intangible assets, net	49,079	50,148
Software, net	16,471	17,503
Lease right-of-use asset	32,992	36,705
Restricted cash	28,270	29,925
Equity investments	11,354	11,354
Other long-term assets	19,366	19,682
Total other assets	185,678	193,463
Total assets	$534,227	$548,154

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$34,018	$28,022
Employee compensation and benefits	23,906	33,495
Deferred revenue	33,688	34,620
Current portion of long-term lease liability	24,645	23,914
Current portion of long-term debt	—	—
Other current liabilities	25,621	23,329
Current liabilities associated with discontinued operations	7,930	4,759
Total current liabilities	149,808	148,139
Non-current liabilities
Long term lease liability	44,786	49,182
Workers’ compensation, general liability and auto insurance payable	19,921	20,120
Pension and postretirement benefits payable	15,926	16,803
Deferred revenue	1,786	1,921
Long-term debt	—	—
Other obligations	6,443	10,587
Total non-current liabilities	88,862	98,613
Stockholders’ equity
Total stockholders’ equity	295,557	301,402
Total liabilities and stockholders’ equity	534,227	548,154

TRIBUNE PUBLISHING COMPANY
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)
Preliminary
Reconciliation of Income (Loss) from Operations to Adjusted EBITDA:

	Three months ended
	Mar 28, 2021	Mar 29, 2020	% Change
Net income (loss) from continuing operations	$6,122	$(48,980)	*
Income tax expense (benefit) from continuing operations	2,582	(15,811)	*
Interest expense, net	144	30	*
Loss on equity investments, net	—	—	*
Other income, net	(403)	(387)	4.1%
Income (loss) from operations	8,445	(65,148)	*
Depreciation and amortization	5,242	8,813	(40.5%)
Impairment	—	51,049	*
Restructuring and transaction costs (1)	10,664	13,221	(19.3%)
Stock based compensation	1,116	1,592	(29.9%)
Adjusted EBITDA from continuing operations	$25,467	$9,527	*
* Represents positive or negative change in excess of 100%
(1) - Restructuring and transaction costs include costs related to Tribune’s internal restructuring, such as severance, charges associated with vacated space and costs related to completed and potential acquisitions.
Adjusted EBITDA
Adjusted EBITDA is a financial measure that is not calculated in accordance with U.S. GAAP. Management believes that because Adjusted EBITDA excludes (i) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and gain/loss on equity investments) and (ii) expenses that are not reflective of the company’s core operating results over time (such as restructuring costs, including the employee voluntary separation program and gain/losses on employee benefit plan terminations, litigation or dispute settlement charges or gains, premiums on stock buyback, impairment, and transaction-related costs), this measure provides investors with additional useful information to measure the company’s financial performance, particularly with respect to changes in performance from period to period.  The company’s management uses Adjusted EBITDA (a) as a measure of operating performance; (b) for planning and forecasting in future periods; and (c) in communications with the company’s Board of Directors (the "Board") concerning the company’s financial performance. In addition, Adjusted EBITDA, or a similarly calculated measure, has been used as the basis for certain financial maintenance covenants that the company was subject to in connection with certain credit facilities. Since not all companies use identical calculations, the company’s presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies and should not be used by investors as a substitute or alternative to net income or any measure of financial performance calculated and presented in accordance with U.S. GAAP. Instead, management believes Adjusted EBITDA should be used to supplement the company’s financial measures derived in accordance with U.S. GAAP to provide a more complete understanding of the trends affecting the business.
Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for, or more meaningful than, amounts determined in accordance with U.S. GAAP. Some of the limitations to using non-GAAP measures as an analytical tool are: they do not reflect the company’s interest income and expense, or the requirements necessary to service interest or principal payments on the company’s debt; they do not reflect future requirements for capital expenditures or contractual commitments; and although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and non-GAAP measures do not reflect any cash requirements for such replacements.
The company does not provide a reconciliation of Adjusted EBITDA guidance due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for restructuring and transaction costs, stock-based compensation amounts and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

TRIBUNE PUBLISHING COMPANY
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)
Preliminary
Reconciliation of Total Operating Expenses to Adjusted Operating Expenses
Adjusted operating expenses consist of total operating expenses per the income statement, adjusted to exclude the impact of items listed in the Adjusted EBITDA non-GAAP reconciliation. Management believes that adjusted operating expenses is informative to investors as it enhances the investors' overall understanding of the financial performance of the company's business as they analyze current results compared to prior periods.

	Three months ended March 28, 2021			Three months ended March 29, 2020
	GAAP	Adjustments	Adjusted Expenses	GAAP	Adjustments	Adjusted Expenses

Compensation	$61,759	$(2,954)	$58,805	$96,268	$(18,501)	$77,767
Newsprint and ink	6,624	(90)	6,534	10,720	—	10,720
Outside services	63,200	(3,011)	60,189	74,585	(1,348)	73,237
Other operating expenses	28,284	(5,725)	22,559	30,154	5,036	35,190
Depreciation and amortization	5,242	(5,242)	—	8,813	(8,813)	—
Impairment	—	—	—	51,049	(51,049)	—

Total operating expenses	$165,109	$(17,022)	$148,087	$271,589	$(74,675)	$196,914

TRIBUNE PUBLISHING COMPANY
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)
Preliminary
Reconciliation of Net income (loss) attributable to Tribune common stockholders to Adjusted Income (Loss) from continuing operations attributable to Tribune common stockholders and Adjusted Diluted EPS:
Adjusted income (loss) from continuing operations attributable to Tribune common stockholders is defined as Net income (loss) from continuing operations attributable to Tribune common stockholders - GAAP excluding the adjustments for restructuring and transaction costs, net of the impact of income taxes.
Net income (loss) from continuing operations attributable to Tribune common stockholders - GAAP consists of Net income (loss) from continuing operations per the Consolidated Statements of Income (Loss), less Income (loss) attributable to noncontrolling interests and the noncontrolling interest carrying value adjustment as set forth in the Earnings Per Share calculation in the company's Form 10-Q.
Adjusted Diluted EPS computes Adjusted income (loss) from continuing operations attributable to Tribune common stockholders divided by diluted weighted average shares outstanding.
Management believes Adjusted income (loss) from continuing operations attributable to Tribune common stockholders and Adjusted Diluted EPS are informative to investors as they enhance investors' overall understanding of the financial performance of the company's business as they analyze current results compared to future recurring projections.

	Three months ended
	March 28, 2021		March 29, 2020
	Earnings	Diluted EPS	Earnings	Diluted EPS
Net income (loss) from continuing operations attributable to Tribune common stockholders - GAAP	$6,122	$0.17	$(48,980)	$(1.35)
Adjustments to operating expenses, net of 27.8% tax
Restructuring and transaction costs	7,699	0.21	9,546	0.26
Adjusted income (loss) from continuing operations attributable to Tribune common stockholders - Non-GAAP	$13,821	$0.37	$(39,434)	$(1.09)